UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

Netsmart Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-21177	13-3680154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

3500 Sunrise Highway, Suite D-122, Great River, New York 11739
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (631) 968-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to the terms of the employment agreements dated April 1, 2004 between Netsmart Technologies, Inc. (the “Registrant”) and each of Mr. James Conway, the Registrant’s Chief Executive Officer, and Mr. Anthony Grisanti, the Registrant’s Chief Financial Officer (each, an “Employment Agreement”), each of Messrs. Conway and Grisanti had the right to extend the term of his respective Employment Agreement for an additional year so that upon the exercise of such option, his contract would expire on December 31, 2007. On September 14, 2006, the Registrant’s compensation committee chairman received an extension notice from each of Messrs. Conway and Grisanti of his determination to extend the term of his respective Employment Agreement for such additional year, changing the contract expiration date to December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSMART TECHNOLOGIES, INC.

Date: September 19, 2006	/s/ James L. Conway
James L. Conway
Chairman, President Chief Executive Officer and Director (Principal Executive Officer)